UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

UNITED WISCONSIN GRAIN PRODUCERS, LLC
(Exact name of registrant as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Drive Friesland, Wisconsin 53935-0247
(Address of principal executive offices)

(920) 348-5016
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 4, 2009, United Wisconsin Grain Producers, LLC (the “Company”) provided notice to Noble Americas Corp. (“Noble”) of the termination of the Ethanol Purchase and Sale Agreement (the “Agreement”) between the Company and Noble dated December 12, 2007, such termination to be effective as of the end of the initial two-year term of the Agreement.

The Agreement provides that Noble has the exclusive right and the obligation to purchase from the Company all of the ethanol produced at the Company’s ethanol plant near Friesland, Wisconsin.  Under the Agreement, Noble enters into sales agreements with third parties for the sale of the ethanol produced by the Company.  The Company then receives the amount paid per gallon by such third parties, less transportation costs and a fixed per-gallon marketing fee paid to Noble.  Following the Agreement’s initial two-year term, the Agreement automatically renews for additional two-year periods unless either party to the Agreement provides notice of the termination of the Agreement to the other party at least 180 days prior to the expiration of the Agreement’s initial term or any subsequent renewal term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

June 5, 2009	/s/ J.F. Robertson
Date	J.F. Robertson, Chief Executive Officer

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